Filed pursuant to Rule 424(b)(2)
                                          Registration Statement No. 333-131266

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


        Subject to Completion, Prospectus Supplement dated June 26, 2006

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2006)

                                 MORGAN STANLEY
                               DEPOSITARY SHARES
                   EACH REPRESENTING 1/1,000TH OF A SHARE OF
             FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

                                 --------------

Each of the         depositary shares offered hereby represents a
1/1,000th ownership interest in a share of perpetual Floating Rate Non-Cumulative Preferred Stock, Series A ("Series A Preferred Stock"), liquidation preference $25,000 per share, of Morgan Stanley, deposited with JPMorgan Chase Bank, N.A., as depositary. The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you are entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

Holders of Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our Board of Directors or a duly authorized committee of the Board. Any such dividends will be payable from the date of original issue on a non-cumulative basis, quarterly in arrears on the 15th day of January, April, July and October of each year, commencing on
October 15, 2006, at a rate per annum equal to the greater of (1) three-month
U.S. Dollar LIBOR on the related dividend determination date plus   % or (2) 4%.

In the event dividends are not declared on Series A Preferred Stock for payment on any dividend payment date, then those dividends will not be cumulative and will cease to accrue or be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

The Series A Preferred Stock is not redeemable prior to July   , 2011. On and
after that date, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price of $25,000 per share (equivalent to $25 per depositary share), plus, for purposes of the redemption price only, an amount equal to dividends accrued but unpaid for the then current dividend period at the rate set forth above to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that period). The Series A Preferred Stock will not have voting rights, except as set forth herein under "Description of Series A Preferred Stock -- Voting Rights."

                                 --------------

We intend to apply to list the depositary shares on the New York Stock Exchange under the symbol "MS PrA." Trading of the depositary shares on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the depositary shares.

                                 --------------

     Investing in the depositary shares involves risks. See "Risk Factors"
                            beginning on page S-9.

                                 --------------
                         PRICE $25 PER DEPOSITARY SHARE
                                 --------------

                                                Underwriting      Proceeds to
                                  Price to      Discounts and       Morgan
                                  Public(1)    Commissions(2)    Stanley(1)(2)
                                  ---------    --------------    -------------
Per Depositary Share.............    $25            $                $
Total............................    $              $                $

--------------
(1) Does not include accrued dividends, if any, that may be declared. Dividends in respect of the first scheduled dividend payment date, if declared, will
accrue from the date of original issuance, which is expected to be        ,
2006.
(2) The underwriting discounts and commissions will be $      per
depositary share offered hereby with respect to any depositary share sold to certain institutions, which decreases the total underwriting discounts and
commissions and increases the total proceeds to Morgan Stanley by $     .

Morgan Stanley has granted the underwriters the right to purchase an additional depositary shares to cover over-allotments.

This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales of the depositary shares in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters may act as principal or agent in such transactions.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the depositary shares to purchasers on July
   , 2006.

                                --------------
                                 MORGAN STANLEY
              , 2006

                                --------------
                               TABLE OF CONTENTS
                                --------------

                                                                           Page
                                                                           ----
                             Prospectus Supplement

Summary Information.........................................................S-1
Consolidated Ratios of Earnings to Fixed Charges and Earnings to
     Fixed Charges and Preferred Stock Dividends............................S-8
Risk Factors................................................................S-9
Description of Series A Preferred Stock.....................................S-12
Description of Depositary Shares............................................S-20
U.S. Federal Income Tax Considerations......................................S-22
Underwriters................................................................S-25
Validity of the Securities..................................................S-28


                                   Prospectus

Summary........................................................................3
Foreign Currency Risks.........................................................7
Where You Can Find More Information............................................9
Consolidated Ratios of Earnings to Fixed Charges and Earnings to
     Fixed Charges and Preferred Stock Dividends..............................11
Morgan Stanley................................................................12
Use of Proceeds...............................................................13
Description of Debt Securities................................................13
Description of Units..........................................................39
Description of Warrants.......................................................45
Description of Purchase Contracts.............................................47
Description of Capital Stock..................................................49
Forms of Securities...........................................................59
Securities Offered on a Global Basis Through the Depositary...................63
United States Federal Taxation................................................67
Plan of Distribution..........................................................71
Legal Matters.................................................................73
Experts.......................................................................73
ERISA Matters for Pension Plans and Insurance Companies.......................74

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus dated January 25, 2006. Morgan Stanley has not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Morgan Stanley is offering to sell the depositary shares, and is seeking offers to buy the depositary shares, only in jurisdictions where such offers and sales are permitted.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

     This prospectus supplement has been prepared on the basis that all offers of depositary shares prior to the publication of a prospectus in relation to the depositary shares which has been approved by a competent authority in a Relevant Member State (as defined herein under "Underwriters") or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive (as defined herein under "Underwriters"), will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area ("EEA"), from the requirement to produce a prospectus for offers of depositary shares. Accordingly, any person making or intending to make any offer within the EEA of depositary shares which are the subject of the placement contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for Morgan Stanley or any of the underwriters to produce a prospectus for such offer. Neither Morgan Stanley nor any of the underwriters has authorized, nor does it authorize, the making of any offer of depositary shares through any financial intermediary, other than offers made by underwriters which constitute the final placement of depositary shares contemplated in this prospectus supplement.

     Except as otherwise noted, the discussion in this prospectus supplement
assumes that the underwriters will only purchase        depositary shares
and will not purchase any additional depositary shares pursuant to their over-allotment option.

     For a description of certain restrictions on offers, sales and deliveries of the depositary shares and on the distribution of this prospectus supplement and the accompanying prospectus and other offering material relating to the depositary shares, see the section of this prospectus supplement called "Underwriters."

                              SUMMARY INFORMATION

     This summary highlights information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information you should consider before investing in the depositary shares representing interests in our Series A Preferred Stock.

     Please note that in this prospectus supplement, references to "Morgan Stanley", "we", "our" and "us" mean only Morgan Stanley and do not include its consolidated subsidiaries. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 25, 2006, of Morgan Stanley. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Issuer....................... Morgan Stanley

Securities offered...........            depositary shares, or
                              depositary shares if the underwriters purchase all the additional depositary shares they are entitled to purchase pursuant to their over-allotment option, each representing a 1/1,000th ownership interest in a share of perpetual Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value, with a liquidation preference of $25,000 (equivalent to $25 per depositary share) of Morgan Stanley. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

                              We may from time to time elect to issue
                              additional depositary shares representing additional shares of the Series A Preferred Stock, and all the additional shares would be deemed to form a single series representing such Series A Preferred Stock.

Dividends.................... Dividends on the Series A Preferred Stock, when, as and if declared by our Board of Directors (or a duly authorized committee of the Board), will accrue or be payable on the liquidation preference amount from the original issue date, on a non-cumulative basis, quarterly in arrears on each dividend payment date, at a rate per annum equal to the greater of (1) three-month U.S. Dollar LIBOR on the related dividend
                              determination date plus    % or (2) 4%. Any such
                              dividends will be distributed to holders of depositary shares in the manner described under "Description of Depositary Shares -- Dividends and Other Distributions" below.

                              LIBOR for each dividend period will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such dividend period, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on the second London business day immediately preceding the first day of the dividend period, except as otherwise determined by the calculation agent in the manner described under "Description of Series A Preferred Stock -- Dividends" below.

                              A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock and will end on and exclude the October 15, 2006 dividend payment date.

                              Dividends on the Series A Preferred Stock will not be cumulative. If our Board of Directors (or a duly authorized committee of the Board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period after the dividend payment date for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

                              The Series A Preferred Stock will be junior as to payment of dividends to the Capital Units Cumulative Preferred Stock (as defined under "Description of Series A Preferred Stock--General"), any other class or series of our cumulative preferred stock and any other class or series of our preferred stock that is expressly stated to be senior as to payment of dividends to the Series A Preferred Stock. If at any time we have failed to pay, on the scheduled payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

                              So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be paid or declared on our junior stock (as defined below), and no junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

                              The foregoing limitation does not apply to:

                              o    repurchases, redemptions or other
                                   acquisitions of shares of junior stock of Morgan Stanley in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

                              o an exchange, redemption, reclassification or conversion of any class or series of Morgan Stanley's junior stock, or any junior stock of a subsidiary of Morgan Stanley, for any class or series of Morgan Stanley's junior stock;

                              o    the purchase of fractional interests in
                                   shares of Morgan Stanley's junior stock
                                   under the conversion or exchange provisions of the junior stock or the security being converted or exchanged;

                              o any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to the plan; or

                              o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

                              In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any of our other affiliates, to engage in any market-making transactions in our junior stock in the ordinary course of business.

                              As used in this prospectus supplement, "junior stock" means any class or series of capital stock of Morgan Stanley that ranks junior to the Series A Preferred Stock as to the payment of dividends. Junior stock includes our common stock.

                              When dividends are not paid in full upon the shares of Series A Preferred Stock and any shares of other classes or series of our securities that rank equally with the Series A Preferred Stock in the payment of dividends for a dividend period, all dividends declared with respect to shares of Series A Preferred Stock and all such equally ranking securities for such dividend period shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series A Preferred Stock for such dividend period and all such equally ranking securities for such dividend period bear to each other.

                              Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be determined by the Board of Directors (or a duly authorized committee of the Board) and may be declared and paid on our common stock and any other securities ranking, as to dividends, equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Dividend payment dates....... The 15th day of January, April, July and October
                              of each year, commencing on October 15, 2006. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day. "Business day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

Redemption................... The Series A Preferred Stock is not redeemable
                              prior to July   , 2011. On and after that date,
                              subject to obtaining any then required regulatory approval, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus, for purposes of the redemption price only, an amount equal to dividends accrued but unpaid for the then current dividend period at the rate set forth in "Description of Series A Preferred Stock -- Dividends" to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that period). Neither the holders of Series A Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Series A Preferred Stock.

Capital Replacement
  Intention.................. We intend that, to the extent that the Series A
                              Preferred Stock provides us with equity credit at the time of any redemption, we will repay the liquidation preference of the Series A Preferred Stock upon such redemption with amounts that include net proceeds received by us from the sale, during the 180-day period prior to the date of such redemption, by us or our subsidiaries to third party purchasers of one or more issuances of securities, such that the equity credit of such new securities, in the aggregate, equals or exceeds the equity credit, in the aggregate, then attributed to the Series A Preferred Stock so redeemed.

Liquidation rights........... Upon any voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, holders of shares of Series A Preferred Stock are entitled to receive out of assets of Morgan Stanley available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of our common stock or of any other class or series of our capital stock ranking junior as to such a distribution to the Series A Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of Morgan Stanley's assets that are available after satisfaction of all liabilities to creditors, if any (pro rata as to the Series A Preferred Stock and any other shares of our stock ranking equally as to such distribution).

Voting rights................ None, except with respect to certain changes in the terms of the Series A Preferred Stock and in the case of certain dividend non-payments. See "Description of Series A Preferred Stock -- Voting Rights" below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under "Description of Depositary Shares -- Voting the Series A Preferred Stock" below.

Ranking...................... Shares of the Series A Preferred Stock will rank
                              (i) senior to our common stock and any class or series of our capital stock expressly stated to be junior to the Series A Preferred Stock, (ii) junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of the Series A

                              Preferred Stock, if required) and (iii) except as described in the following sentence, at least equally with each other class or series of preferred stock we may issue with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The Series A Preferred Stock will rank junior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, with any Capital Units Cumulative Preferred Stock, any other class or series of cumulative preferred stock that we may issue in the future and any other class or series of preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, to the Series A Preferred Stock. We will generally be able to pay dividends and distributions upon our liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims).

Maturity..................... The Series A Preferred Stock does not have any maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and
  conversion rights.......... None, except that if the regulatory capital requirements that apply to us change in the future, the Series A Preferred Stock may be converted, at our option and without your consent, into a new series of preferred stock with terms that, taken together, are not materially less favorable, as discussed under "Description of Series A Preferred Stock -- Regulatory Changes Relating to Capital Adequacy" below.

Listing...................... We intend to apply for listing of the depositary shares on the New York Stock Exchange under the symbol "MS PrA." If approved for listing, we expect trading of the depositary shares on the New York Stock Exchange to commence within a 30-day period after the initial delivery of the depositary shares.

Tax consequences............. Subject to customary limitations and restrictions, dividends paid to non-corporate U.S. Holders (as defined in "U.S. Federal Income Tax Considerations" below) in taxable years beginning before January 1, 2011, will be taxable at a maximum rate of 15%. Subject to customary limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends received deduction. Dividends paid to a Non-U.S. Holder (as defined in

                              "U.S. Federal Income Tax Considerations" below) generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. For further discussion of the tax consequences relating to the depositary shares, see "U.S. Federal Income Tax Considerations" below.

Use of proceeds.............. We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series A Preferred Stock for general corporate purposes. See "Use of Proceeds" in the accompanying prospectus.

Transfer Agent, Registrar
  and Depositary............. JPMorgan Chase Bank, N.A.

Calculation Agent............ JPMorgan Chase Bank, N.A.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
          AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                                         Three Months ended
                                            February 28,                  Fiscal Year ended November 30,
                                        --------------------   --------------------------------------------------
                                          2006       2005       2005       2004       2003       2002       2001
                                          ----       ----       ----       ----       ----       ----       ----
Ratio of earnings to fixed charges....     1.3        1.4        1.3        1.5        1.5        1.4        1.3
Ratio of earnings to fixed charges
   and preferred stock dividends......     1.3        1.4        1.3        1.5        1.5        1.4        1.3

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of:

     o    income before losses from unconsolidated investees, income taxes,
          (loss)/gain on discontinued operations, cumulative effect of accounting change and fixed charges;

     less:

     o    dividends on preferred securities subject to mandatory redemption.

     For purposes of calculating both ratios, fixed charges consist of:

     o    interest cost, including interest on deposits;

     o    dividends on preferred securities subject to mandatory redemption;
          and

     o that portion of rent expense estimated to be representative of the interest factor.

     The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

                                  RISK FACTORS

     An investment in the depositary shares is subject to risks. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances.

You Are Making an Investment Decision with Regard to the Depositary Shares as well as the Series A Preferred Stock

     As described in the accompanying prospectus, we are issuing fractional interests in shares of Series A Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series A Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the Depositary Shares

     There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

     o whether dividends have been declared and are likely to be declared on the Series A Preferred Stock from time to time;

     o    our creditworthiness;

     o    the market for similar securities; and

     o economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price that the investor paid for the depositary shares.

The Series A Preferred Stock Is Equity and Is Subordinate to Our Existing and Future Indebtedness

     The shares of Series A Preferred Stock are equity interests in Morgan Stanley and do not constitute indebtedness. As such, the shares of Series A Preferred Stock will rank junior to all indebtedness and other non-equity claims on Morgan Stanley with respect to assets available to satisfy claims on Morgan Stanley, including in a liquidation of Morgan Stanley. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock (1) dividends are payable only if declared by our Board of Directors (or a duly authorized committee of the Board) and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. Morgan Stanley has issued outstanding debt securities, the terms of which permit us to defer interest payments from time to time provided that, if we defer interest payments, we would not be permitted to pay dividends on any of our capital stock, including the Series A Preferred Stock, during such deferral periods.

The Series A Preferred Stock May be Subordinate to Series of Preferred Stock We May Issue in the Future

     The Series A Preferred Stock will be junior as to payment of dividends to the Capital Units Cumulative Preferred Stock, any other class or series of our cumulative preferred stock that we may issue in the future and any other class or series of our preferred stock that may be issued in the future that is expressly stated to be senior as to payment of dividends to the Series A Preferred Stock. If at any time we have failed to pay, on the scheduled payment date, accrued dividends on any of those shares that rank in priority with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock. In addition, in the event of any liquidation, dissolution or winding up of Morgan Stanley, holders of the Series A Preferred Stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up.

Dividends on the Series A Preferred Stock Are Non-Cumulative

     Dividends on the Series A Preferred Stock are non-cumulative. Consequently, if our Board of Directors (or a duly authorized committee of the Board) does not authorize and declare a dividend for any dividend period, holders of the Series A Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue or be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our Board of Directors (or a duly authorized committee of the Board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preferred Stock or any other preferred stock we may issue.

The Series A Preferred Stock and the Depositary Shares May Not Have an Active Trading Market

     The Series A Preferred Stock and the depositary shares are new issues with no established trading market. Although we intend to apply to have the depositary shares listed on the New York Stock Exchange, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We do not expect that there will be any separate public trading market for the shares of the Series A Preferred Stock except as represented by the depositary shares.

We May Convert the Series A Preferred Stock into a New Series of Preferred Stock upon the Occurrence of Certain Regulatory Events

     We are regulated by the Securities and Exchange Commission ("SEC") as a consolidated supervised entity ("CSE"). As a CSE, we are subject to group-wide supervision and examination by the SEC and, accordingly, are subject to minimum capital requirements on a consolidated basis. If the CSE regulatory capital requirements that apply to us change in the future or if we become subject to different regulatory capital requirements, we may convert the Series A Preferred Stock, at our option and without your consent, into a new series of preferred stock having terms and provisions that are substantially identical to those of the Series A Preferred Stock, except that the new series may have such additional or modified rights, preferences, privileges and voting powers, and such restrictions and limitations thereof, as are necessary in our judgment (after consultation with counsel of recognized standing) to comply with the then-applicable regulatory capital requirements. However, we will not cause any such conversion unless we have determined that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole. For example, we could agree to restrict our ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in our discretion under the terms and provisions of the Series A Preferred Stock. We describe our conversion right under "Description of Series A Preferred Stock -- Regulatory Changes Relating to Capital Adequacy" below.

Holders of Series A Preferred Stock Will Have Limited Voting Rights

     Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series A Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series A Preferred Stock, as described under "Description of Series A Preferred Stock -- Voting Rights" below. In addition, if dividends on the Series A Preferred Stock, or any other voting preferred stock (as defined in "Description of Series A Preferred

Stock -- Voting Rights" below), have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors, subject to the terms and to the limited extent described under "Description of Series A Preferred Stock -- Voting Rights" below. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series A Preferred Stock. The Series A Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above.

                    DESCRIPTION OF SERIES A PREFERRED STOCK

     The depositary will be the sole holder of the Series A Preferred Stock, as described under "Description of Depositary Shares" below, and all references in this prospectus supplement to the holders of the Series A Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series A Preferred Stock, as described under "Description of Depositary Shares."

     This prospectus supplement summarizes specific terms and provisions of the Series A Preferred Stock, and to the extent inconsistent with the description of our preferred stock included in the accompanying prospectus, this summary supersedes that description. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated certificate of incorporation and the certificate of designation creating the Series A Preferred Stock, which will be included as an exhibit to the documents we file with the SEC.

General

     Our authorized capital stock includes 30,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, there were no shares of our preferred stock outstanding. However, we and our wholly owned subsidiary, Morgan Stanley Finance plc, have outstanding Capital Units. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc, which we guaranteed on a subordinated basis, and a related purchase contract we issued that requires the holder to purchase one depositary share representing ownership of shares of our cumulative preferred stock. The Capital Units outstanding as of the date hereof may result in the issuance at any time of up to 329,050 shares of our 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200 per share, which we refer to as the "Capital Units Cumulative Preferred Stock." We may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of the Series A Preferred Stock.

     Shares of the Series A Preferred Stock will rank (i) senior to our common stock and any class or series of our capital stock expressly stated to be junior to the Series A Preferred Stock, (ii) junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of the Series A Preferred Stock, if required) and (iii) except as described in the following sentence, at least equally with each other class or series of preferred stock we may issue with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The Series A Preferred Stock will rank junior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, with any Capital Units Cumulative Preferred Stock, any other class or series of cumulative preferred stock that we may issue in the future and any other class or series of preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, to the Series A Preferred Stock. We will generally be able to pay dividends and distributions upon our liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity and other senior claims). The Series A Preferred Stock will be fully paid and non-assessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of Series A Preferred Stock will not have preemptive or subscription rights to acquire more stock of Morgan Stanley.

     The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Morgan Stanley, except under certain limited circumstances described below under "-- Regulatory Changes Relating to Capital Adequacy." The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of Morgan Stanley to redeem or repurchase the Series A Preferred Stock.

Dividends

     Dividends on shares of the Series A Preferred Stock will not be mandatory. Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors or a duly authorized committee of the Board, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date, quarterly in arrears on the 15th day of January, April, July and October of each year (each, a "dividend payment date"), commencing on October 15, 2006. These dividends will accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) three-month U.S. Dollar LIBOR (as described below) on the related dividend determination
date plus   % or (2) 4%. In the event that we issue additional shares of Series
A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

     Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board of Directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a "dividend record date"). These dividend record dates will apply regardless of whether a particular dividend record date is a business day (as defined below). The corresponding record dates for the depositary shares will be the same as the record dates for the Series A Preferred Stock.

     The term "business day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

     A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock and will end on and exclude the October 15, 2006 dividend payment date. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. Dividends for the initial period will be calculated from the original issue date. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.

     For any dividend period, LIBOR (the London interbank offered rate) shall be determined by the calculation agent (as defined below) on the second London business day immediately preceding the first day of such dividend period, which we refer to as the "dividend determination date," in the following manner:

     (i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such dividend period, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on that dividend determination date.

     (ii) If no such rate appears, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such dividend period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that dividend determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that dividend determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such dividend period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that dividend determination date, by three major banks in New York City, as selected by the calculation agent after consultation with us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such dividend period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that dividend determination date will be the same as LIBOR for the immediately preceding dividend period, or, if there was no dividend period, the dividend payable will be based on the initial dividend rate.

     The "calculation agent" will be JPMorgan Chase Bank, N.A.. The calculation agent's determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at our principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

     The term "London business day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

     Dividends on shares of Series A Preferred Stock will not be cumulative. Accordingly, if our Board of Directors (or a duly authorized committee of the Board) does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

     The Series A Preferred Stock will rank junior as to payment of dividends to the Capital Units Cumulative Preferred Stock, any other class or series of our cumulative preferred stock that we may issue in the future and any other class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, to the Series A Preferred Stock. If at any time we have failed to pay, on the scheduled payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

     So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be paid or declared on junior stock, and no junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

     The foregoing limitation does not apply to:

     o repurchases, redemptions or other acquisitions of shares of junior stock of Morgan Stanley in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

     o an exchange, redemption, reclassification or conversion of any class or series of Morgan Stanley's junior stock, or any junior stock of a subsidiary of Morgan Stanley, for any class or series of Morgan Stanley's junior stock;

     o the purchase of fractional interests in shares of Morgan Stanley's junior stock under the conversion or exchange provisions of the junior stock or the security being converted or exchanged;

     o any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to the plan; or

     o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

     In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any of our other affiliates, to engage in any market-making transactions in our junior stock in the ordinary course of business.

     As used in this prospectus supplement, "junior stock" means any class or series of capital stock of Morgan Stanley that ranks junior to the Series A Preferred Stock as to the payment of dividends. Junior stock includes our common stock.

     When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) in full upon the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.

     As used in this prospectus supplement, "parity stock" means any other class or series of stock of Morgan Stanley that ranks equally with the Series A Preferred Stock in the payment of dividends. Parity stock does not include the Capital Units Cumulative Preferred Stock which, if issued, will rank equally with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of Morgan Stanley but will rank in priority to the Series A Preferred Stock with respect to dividends.

     Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be determined by our Board of Directors (or a duly authorized committee of the Board) and may be declared and paid on our common stock and any other stock ranking, as to dividends, equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, holders of the Series A Preferred Stock are entitled to receive out of assets of Morgan Stanley available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of our other classes or series of capital stock ranking junior to the shares of Series A Preferred Stock as to such a distribution, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

     In any such distribution, if the assets of Morgan Stanley are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our other stock shall be entitled to receive all remaining assets of Morgan Stanley according to their respective rights and preferences.

     For purposes of this section, the merger or consolidation of Morgan Stanley with or into any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Morgan Stanley, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of Morgan Stanley.

Redemption

     The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is not redeemable prior to July , 2011. On and after that date, subject to obtaining any then required regulatory approval, the Series A Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 nor more than 60 days notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus, for the purposes of the redemption price only, an amount equal to dividends accrued but unpaid for the then current dividend period at the rate set forth in "--Dividends" to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that period). Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.

     If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or "DTC", we may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series A Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

     In the case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

     See "Description of Depositary Shares" below for information about redemption of the depositary shares relating to our Series A Preferred Stock.

Capital Replacement Intention

     We intend that, to the extent that the Series A Preferred Stock provides us with equity credit at the time of any redemption, we will repay the liquidation preference of the Series A Preferred Stock upon such redemption with amounts that include net proceeds received by us from the sale, during the 180-day period prior to the date of such redemption, by us or our subsidiaries to third party purchasers of one or more issuances of securities, such that the equity credit of such new securities, in the aggregate, equals or exceeds the equity credit, in the aggregate, then attributed to the Series A Preferred Stock so redeemed.

Regulatory Changes Relating to Capital Adequacy

     We are regulated by the SEC as a CSE pursuant to the SEC's rules relating to CSEs (referred to as the "CSE Rules"). We intend to treat the Series A Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as "Allowable Capital").

     If the regulatory capital requirements that apply to us change in the future, the Series A Preferred Stock may be converted, at our option and without your consent, into a new series of preferred stock, subject to the limitations described below. We will be entitled to exercise this conversion right as follows.

     If both of the following occur:

     o after the date of this prospectus supplement, we (by election or otherwise) become subject to any law, rule, regulation or guidance (together, "regulations") relating to our capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as "Tier 1" or its equivalent pursuant to regulations of any governmental body having jurisdiction over us (or any of our subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking Supervision, the SEC, the Board of Governors of the Federal Reserve System or any other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in our judgment (after consultation with counsel of recognized standing) is substantially equivalent to such "Tier 1" capital (such capital described in either (ii) or (iii) is referred to below as "Tier 1 Capital Equivalent"), and

     o we affirmatively elect to qualify the Series A Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series A Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation we elect to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series A Preferred Stock shall be convertible at our option into a new series of preferred stock having terms and provisions substantially identical to those of the Series A Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in our judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that we will not cause any such conversion unless we determine that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole. For example, we could agree to restrict our ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in our discretion under the terms and provisions of the Series A Preferred Stock.

     We will provide notice to holders of the Series A Preferred Stock of any election to qualify the Series A Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at our principal offices and, upon request, will be made available to any stockholder.

     As used above, the term "Required Unrestricted Capital Provisions" means the terms that are, in our judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation we elect to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.

Voting Rights

     Except as provided below and as determined by our Board of Directors (or a duly authorized committee of the Board), the holders of the Series A Preferred Stock will have no voting rights.

     Whenever dividends on any shares of the Series A Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a "Nonpayment"), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors (the "Preferred Stock Directors"), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on our Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series A Preferred Stock and any such series of voting preferred stock for at least four regular dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

     As used in this prospectus supplement, "voting preferred stock" means any other class or series of preferred stock of Morgan Stanley ranking equally with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. "Voting preferred stock" includes the Capital Units Cumulative Preferred Stock, if issued, and any class or series of cumulative preferred stock that we may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

     If and when dividends for at least four regular dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside) on the Series A Preferred Stock and any other class or series of voting preferred stock, the holders of the Series A Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class) given in person or by proxy, either in writing or at a meeting:

     o amend or alter the provisions of Morgan Stanley's amended and restated certificate of incorporation or the certificate of designation of the Series A Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of Morgan Stanley;

     o amend, alter or repeal the provisions of Morgan Stanley's amended and restated certificate of incorporation or the certificate of designation of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; or

     o consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of Morgan Stanley with another entity, unless in each case (i) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of preferred stock ranking equally with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of Morgan Stanley and ranking senior to or equally with the Series A Preferred Stock with respect to the payment of dividends will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series A Preferred Stock. In addition, any conversion of the Series A Preferred Stock upon the occurrence of certain regulatory events, as discussed above under "-- Regulatory Changes Relating to Capital Adequacy", will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

     If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock. If all series of a class of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

     Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

     o to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series A Preferred Stock that may be defective or inconsistent; or

     o to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designation.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

Transfer Agent, Registrar, Depositary and Calculation Agent

     JPMorgan Chase Bank, N.A. will be the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series A Preferred Stock. JPMorgan Chase Bank, N.A. will be the calculation agent for the Series A Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     Please note that in this prospectus supplement, references to "holders" of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus, under "Forms of Securities" and "Securities Offered on a Global Basis Through the Depositary."

     This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series A Preferred Stock; terms that apply generally to all our preferred stock issued in the form of depositary shares (including the depositary shares offered in this prospectus supplement) are described in "Description of Capital Stock--Offered Preferred Stock" in the accompanying prospectus. The terms described below supplement those described in the accompanying prospectus and, if the terms described herein are inconsistent with the description in the accompanying prospectus, the terms described in this prospectus supplement are controlling.

General

     As described in the accompanying prospectus under "Description of Capital Stock--Depositary Shares", we are issuing fractional interests in shares of Series A Preferred Stock in the form of depositary shares. Each depositary share will represent a 1/1,000th ownership interest in a share of Series A Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series A Preferred Stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, JPMorgan Chase Bank, N.A., as the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     Immediately following the issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request.

Dividends and Other Distributions

     The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

     Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.

     The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

     If we redeem the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25 per depositary share). Whenever we redeem shares of Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A Preferred Stock so redeemed.

     The depositary will mail, first class postage prepaid, notice of our redemption of the Series A Preferred Stock and the proposed simultaneous redemption of the depositary shares, not less than 15 days and not more than 60 days prior to the date fixed for redemption of such Series A Preferred Stock and depositary shares, to the holders on the record date fixed for such redemption.

     In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or in such other manner as we may determine to be fair and equitable. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series A Preferred Stock

     When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder's depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will abstain from voting such shares.

Listing

     We intend to apply to list the depositary shares on the New York Stock Exchange. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series A Preferred Stock except as represented by the depositary shares.

Form of Preferred Stock and Depositary Shares

     The depositary shares shall be issued in book-entry form through The Depository Trust Company, as described in "Forms of Securities" and "Securities Offered on a Global Basis Through the Depositary" in the accompanying prospectus. The Series A Preferred Stock will be issued in registered form to the depositary. See "Description of Capital Stock--Depositary Shares" in the accompanying prospectus.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of material U.S. federal income tax consequences of purchasing, owning and disposing of depositary shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire such securities. This discussion does not address state, local and non-U.S. tax consequences. The discussion applies only if you hold depositary shares as capital assets for tax purposes and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

     o    certain financial institutions;

     o    insurance companies;

     o    dealers and traders in securities or foreign currencies;

     o persons holding depositary shares as part of a hedge, straddle, conversion transaction or other integrated transaction;

     o U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

     o    persons liable for the alternative minimum tax;

     o    tax-exempt organizations;

     o    regulated investment companies;

     o    real estate investment trusts; or

     o Non-U.S. Holders (as defined below) that own or have owned, actually or constructively, more than 5% of the Series A Preferred Stock represented by the depositary shares offered hereby.

     This discussion is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of depositary shares in your particular circumstances.

Tax Consequences to U.S. Holders

     As used herein, the term "U.S. Holder" means a beneficial owner of depositary shares that is, for U.S. federal tax purposes:

     o    a citizen or resident of the United States;

     o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Distributions

     Distributions paid on depositary shares will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder's investment, up to the U.S. Holder's adjusted tax basis, in the depositary shares. Any remaining excess will be treated as a capital gain. Subject to customary limitations and restrictions, dividends paid to non-corporate U.S. Holders in taxable years beginning before January 1, 2011, will be taxable at a maximum rate of 15%. Subject to customary limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends received deduction. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends received deduction in their particular circumstances.

Sale, Redemption and Other Disposition of Depositary Shares

     For U.S. federal income tax purposes, gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of depositary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the depositary shares for more than one year as of the date of disposition (assuming, in the case of a redemption, that the U.S. Holder does not own, and is not deemed to own, any of our voting shares). The amount of the U.S. Holder's gain or loss will be equal to the difference between the U.S. Holder's adjusted tax basis in the depositary shares disposed of and the amount realized (excluding any declared but unpaid distributions treated as dividends for U.S. federal income tax purposes, which will generally be taxable to a U.S. Holder in the manner described above) on the disposition. A U.S. Holder that disposes of depositary shares at a loss that meets certain thresholds may be required to file a disclosure statement with the Internal Revenue Service (the "IRS").

Information Reporting and Backup Withholding

     Payment of dividends on depositary shares, and sales proceeds from the sale or other disposition of depositary shares, generally are subject to information reporting and to backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

     As used herein, the term "Non-U.S. Holder" means a beneficial owner of depositary shares that is, for U.S. federal tax purposes:

     o a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

     o    a foreign corporation; or

     o    a foreign estate or trust.

     A "Non-U.S. Holder" does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of depositary shares.

Dividends

     Dividends paid to a Non-U.S. Holder of depositary shares generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

     The withholding tax does not apply to dividends paid to a Non-U.S. Holder that provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-

U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Depositary Shares

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale, redemption or other disposition of depositary shares unless:

     o the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, subject to an applicable treaty providing otherwise; or

     o we are or have been a "U.S. real property holding corporation" at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter, and our depositary shares have ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

     We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Information Returns and Backup Withholding

     Information returns will be filed with the IRS in connection with payments of dividends on depositary shares and the proceeds from a sale, redemption or other disposition of depositary shares. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Federal Estate Tax

     An individual Non-U.S. Holder and entities the property of which is potentially includible in such individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the depositary shares will be treated as U.S. situs property subject to U.S. federal estate tax.

                                  UNDERWRITERS

     Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective number of depositary shares set forth opposite their names below.

                                                                Number of
     Name                                                    Depositary Shares
     ----                                                    -----------------
     Morgan Stanley & Co. Incorporated ...................





         Total.............................................
                                                             =================

     The underwriters are offering the depositary shares subject to their acceptance of the depositary shares from Morgan Stanley and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares are conditioned upon the delivery of legal opinions by their counsel and to certain other conditions. The underwriters are obligated to purchase all the depositary shares, other than those covered by the underwriters' over-allotment option, if any depositary shares are purchased.

     The underwriters initially propose to offer the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the depositary shares to securities dealers at a price that represents a concession not in excess of
$      per depositary share; provided that such concession shall not be in
excess of $      per depositary share in the case of any depositary share
with respect to which the underwriting discounts or commissions were $
as set forth on the cover page hereof. Any underwriter may allow, and dealers
may reallow, a concession not in excess of $     per depositary share to
certain other dealers. After the initial offering of the depositary shares, the offering price and other selling terms may from time to time be changed by the representative.

     The aggregate proceeds to Morgan Stanley are set forth on the cover page hereof before deducting our expenses in offering the depositary shares. We
estimate that we will spend approximately $      for printing, rating
agency, trustee's and legal fees and other expenses allocable to the offering.

     Morgan Stanley has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an
additional        depositary shares at the public offering price on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. Morgan Stanley will pay to the underwriters compensation in the amounts per depositary share stated on the cover page for any additional depositary shares. If the option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of additional depositary shares as the number set forth next to the underwriter's name in the preceding table bears to the total number of depositary shares offered by the underwriters.

     Prior to this offering, there has been no public market for the depositary shares. Morgan Stanley intends to apply to list the depositary shares on the New York Stock Exchange (the "NYSE") under the symbol "MS PrA." In order to meet one of the requirements for listing the depositary shares on the NYSE, the underwriters intend to sell depositary shares to a minimum of 100 beneficial holders in lots of 100 depositary shares or more. If the listing is approved, trading of the depositary shares on the NYSE is expected to commence within 30 days after they are first issued. Morgan Stanley & Co. Incorporated has advised Morgan Stanley that, subject to obtaining any necessary approval from the NYSE, it presently intends to make a market in the depositary shares prior to the commencement of trading on the NYSE. Morgan Stanley & Co. Incorporated is not obligated to make a market in the depositary shares, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the depositary shares.

     Morgan Stanley has agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

     No action has been or will be taken by Morgan Stanley or any underwriter that would permit a public offering of the depositary shares or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering material relating to the depositary shares in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the depositary shares, or distribution of this prospectus supplement or the accompanying prospectus or any other offering material relating to the depositary shares, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Morgan Stanley or any underwriter.

     Each underwriter has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the depositary shares or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the depositary shares under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales and Morgan Stanley shall not have responsibility therefor.

     In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein, in addition to the member states of the European Union) which has implemented the Prospectus Directive (each a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer to the public of any depositary shares which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State prior to the publication of a prospectus in relation to the depositary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of depositary shares to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

     o to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     o to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     o in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of depositary shares shall result in a requirement for the publication by Morgan Stanley or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purpose of this provision, the expression "an offer of depositary shares to the public" in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression

"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     Each underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation of inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to Morgan Stanley; and

     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

     In order to facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the depositary shares. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the depositary shares for their own account. A short sale is covered if the short position is no greater than the number of depositary shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing depositary shares in the open market. In determining the source of depositary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of the depositary shares compared to the price available under the over-allotment option. The underwriters may also sell depositary shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase depositary shares in the offering. As an additional means of facilitating the offering of depositary shares, the underwriters may bid for and purchase these depositary shares in the open market to stabilize the price of these depositary shares. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering, if the syndicate repurchases previously distributed depositary shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. Any of these activities may stabilize or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     This prospectus supplement and the accompanying prospectus may be used by Morgan Stanley & Co. Incorporated and other Morgan Stanley affiliates in connection with offers and sales of the depositary shares in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Morgan Stanley & Co. Incorporated and such other Morgan Stanley affiliates may act as principal or agent in such transactions.

     Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley. The participation of Morgan Stanley & Co. Incorporated in the offering of the depositary shares will be conducted in compliance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     The underwriters and any dealers utilized in the sale of depositary shares do not intend to confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of such customers.

     It is expected that delivery of the depositary shares will be made against payment therefor on or about the date specified on the cover page of this
prospectus supplement, which will be the      business day following the
date of the pricing of the depositary shares. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the third business day before delivery will be required, by virtue of the fact that the depositary shares
initially will settle on the     business day following the day of pricing
("T+ "), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

     Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to Morgan Stanley and its affiliates, for which they have in the past received, and may in the future receive, customary fees. Morgan Stanley and its affiliates have in the past provided, and may in the future from time to time provide, similar services to the underwriters and their affiliates on customary terms for customary fees.


                           VALIDITY OF THE SECURITIES

     The validity of the Series A Preferred Stock and the depositary shares will be passed upon for Morgan Stanley by Davis Polk & Wardwell, New York, New York. Certain legal matters relating to the Series A Preferred Stock and the depositary shares will be passed upon for the underwriters by Sidley Austin LLP, New York, New York. Sidley Austin LLP has in the past represented and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

PROSPECTUS



                                 Morgan Stanley

                                 DEBT SECURITIES
                                      UNITS
                                    WARRANTS
                               PURCHASE CONTRACTS
                                 PREFERRED STOCK
                                  COMMON STOCK


                             ---------------------


     We, Morgan Stanley, may offer from time to time debt securities, units, warrants, purchase contracts, preferred stock and common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.


                             ---------------------


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                             ---------------------










                                 MORGAN STANLEY


 January 25, 2006

You should rely on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. Except as we indicate under the headings "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," "Morgan Stanley" and "Use of Proceeds," the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley excluding its consolidated subsidiaries.

                                     SUMMARY

     We, Morgan Stanley, may offer any of the following securities: debt securities, units, warrants, purchase contracts, preferred stock and common stock. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities............   Our debt securities may be senior or subordinated
                              in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

                              The senior and subordinated debt securities will be issued under separate indentures between us and a U.S. banking institution as trustee. Neither of the indentures that govern our debt securities limits the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading "Description of Debt Securities." We encourage you to read the indentures, which are exhibits to our registration statement.

Units......................   We may sell any combination of warrants, purchase
                              contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property together as units. In a prospectus supplement, we will describe the particular combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting any units and any other specific terms of the units.

Warrants...................   We may sell warrants to purchase or sell:

                                   o   securities issued by us or by an entity
                                       affiliated or not affiliated with us, a
                                       basket of those securities, an index or
                                       indices of those securities, any other
                                       property,

                                   o   currencies,

                                   o   commodities, or

                                   o   any combination of the above.

                              In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities, currencies, commodities or other property or their cash value.

Purchase Contracts.........   We may sell purchase contracts requiring the
                              holders to purchase or sell:

                                   o   securities issued by us or by an entity
                                       affiliated or not affiliated with us, a
                                       basket of those securities, an index or
                                       indices of those securities, any other
                                       property,

                                   o   currencies,

                                   o   commodities, or

                                   o   any combination of the above.

                              In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies, commodities or other property or their cash value.

Form.......................   We may issue debt securities, units, warrants and
                              purchase contracts in fully registered form or in bearer form and, in either case, in definitive form or global form.

Preferred Stock............   We may sell our preferred stock, par value $0.01
                              per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Common Stock...............   We may sell our common stock, par value $0.01 per
                              share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in
  Prospectus Supplements...   When we decide to sell particular securities, we
                              will prepare a prospectus supplement, which in the case of medium-term notes may be further supplemented by a pricing supplement, describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and any applicable prospectus supplement and pricing supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any other prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a pricing supplement or a free writing prospectus, unless the context otherwise requires.

                              We will offer our debt securities, warrants, purchase contracts, units, preferred stock and common stock to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

                              In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States will include Morgan Stanley & Co. Incorporated and/or Morgan Stanley DW Inc. and any outside the United States will include Morgan Stanley & Co. International Limited or other affiliates of ours.

Structural Subordination;
  Our Receipt of Cash from
  Our Subsidiaries May  Be
  Restricted...............   The securities are unsecured senior or
                              subordinated obligations of ours, but our assets consist primarily of equity in our subsidiaries.
                              As a result, our ability to make payments on our debt securities and/or pay dividends on our preferred stock and common stock depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and our rights and the rights of our creditors, including your rights as an owner of our debt securities, units, warrants, purchase contracts, preferred stock or common stock, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.
                              This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

                              In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

                                   o   the net capital requirements under the
                                       Securities Exchange Act of 1934, as
                                       amended (the "Exchange Act"), and the
                                       rules of some exchanges and other
                                       regulatory bodies, which apply to some of our principal subsidiaries, such as Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited and Morgan Stanley DW Inc., and

                                   o   banking regulations, which apply to
                                       Discover Bank, a Delaware chartered bank, and other bank subsidiaries of ours.

Market-making by Our
  Affiliates...............   Following the initial distribution of an offering
                              of securities, Morgan Stanley & Co. Incorporated,
                              Morgan Stanley & Co. International Limited, Morgan
                              Stanley DW Inc. and other affiliates of ours may offer and sell those securities in the course of their businesses as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of these offers and sales our United States affiliates may make. Morgan Stanley & Co.
                              Incorporated, Morgan Stanley & Co. International
                              Limited, Morgan Stanley DW Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

                             FOREIGN CURRENCY RISKS

     You should consult your financial and legal advisors as to any specific risks entailed by an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your "home currency." These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect Securities' Value or Return

     General Exchange Rate and Exchange Control Risks. An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

     Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation against your home currency of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

     There May Be Specific Exchange Rate Risks Applicable to Warrants and Purchase Contracts. Fluctuations in the rates of exchange between your home currency and any other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be "in the money."

     We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

     As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) currency-linked securities, (iii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iv) warrants or purchase contracts to purchase or sell foreign currency.

     We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any applicable foreign currency. You will bear those risks.

     Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.

     Alternative Payment Method Used if Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Debt Securities--Interest and Principal Payments" below.

Currency Conversions May Affect Payments on Some Securities

     The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, Morgan Stanley & Co. International Limited, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments. Morgan Stanley & Co. International Limited is our affiliate.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

     The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and U.S. dollars on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-11758.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MS." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     o Annual Report on Form 10-K for the fiscal year ended November 30, 2004, as updated by Exhibit 99.1 of our Current Report on Form 8-K filed on October 12, 2005;

     o Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2005 and May 31, 2005, each as updated by Exhibit Nos.
          99.2 and 99.3, respectively, of our Current Report on Form 8-K filed on October 12, 2005;

     o Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005;

     o Current Reports on Form 8-K dated December 13, 2004, December 21, 2004, January 5, 2005, January 14, 2005 (two filings), January 21, 2005, March 3, 2005, March 17, 2005, March 23, 2005, March 28, 2005
          (two filings), April 1, 2005, April 2, 2005, April 4, 2005, April 6, 2005, April 13, 2005, April 30, 2005, May 4, 2005, May 13, 2005, May
          16, 2005, May 18, 2005, June 13, 2005 (as amended by a Form 8-K/A filed on June 14, 2005), June 22, 2005, June 23, 2005, June 30, 2005
          (three filings), July 11, 2005, August 17, 2005 (two filings) August 31, 2005, September 2, 2005, September 6, 2005, September 9, 2005,
          September 19, 2005, September 21, 2005, October 12, 2005 (the Current Report dated October 12, 2005 updates the historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and Quarterly Reports on Form 10-Q for the periods ended February 28, 2005 and May 31, 2005 for certain discontinued operations and the transfer of the principal components of the residential mortgage loan business from the Discover business to the Institutional Securities business), October 31, 2005, November 14, 2005, November 22, 2005 (2 filings), December 2, 2005, December 12, 2005, December 20, 2005 (2 filings), December 21, 2005 and January 10, 2006; and

     o description of our common stock in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993.

     You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

                               Morgan Stanley
                               1585 Broadway
                               New York, New York  10036
                               Attention:  Investor Relations
                               (212) 761-4000

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
           AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.


                                     Nine Months Ended                       Fiscal Year
                                   -----------------------  ----------------------------------------------
                                   August 31,   August 31,
                                     2005          2004     2004      2003       2002      2001       2000
                                   ----------   ----------  ----      ----       ----      ----       ----
Ratio  of  earnings  to  fixed
   charges....................        1.3           1.5      1.5       1.5        1.4       1.3        1.5
Ratio  of  earnings  to  fixed
   charges    and    preferred
   stock dividends............        1.3           1.5      1.5       1.5        1.4       1.3        1.5

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

     o    income before losses from unconsolidated investees, income taxes
          (loss)/gain on discontinued operations, cumulative effect of accounting change and fixed charges;

     less:

     o    dividends on preferred securities subject to mandatory redemption.

     For purposes of calculating both ratios, fixed charges are the sum of:

     o    interest cost, including interest on deposits;

     o    dividends on preferred securities subject to mandatory redemption; and

     o that portion of rent expense estimated to be representative of the interest factor.

     The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

                                 MORGAN STANLEY

     Morgan Stanley is a global financial firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in New York, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley maintains leading market positions in each of its business segments--Institutional Securities, Retail Brokerage, Asset Management and Discover.

     Morgan Stanley's Institutional Securities business includes:

     o Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

     o Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

     o Other activities, such as principal investing and real estate investment management, providing benchmark indices and risk management analytics and research.

     Morgan Stanley's Retail Brokerage business includes:

     o Comprehensive brokerage, investment and financial services designed to accommodate individual investment goals and risk profiles.

     Morgan Stanley's Asset Management business includes:

     o Global asset management products and services for individual and institutional investors through three principal distribution channels: a proprietary channel consisting of Morgan Stanley's representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     Morgan Stanley's Discover business includes:

     o Discover Financial Services, which offers Discover(R)-branded cards and other consumer finance products and services.

     o Discover Network, a network of merchant and cash access locations primarily in the United States and PULSE EFT Association, Inc., a U.S.-based automated teller machine/debit network.

     o Consumer Banking Group International, which includes Morgan Stanley-branded cards and personal loan products in the United Kingdom.

Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

                                 USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

     o    additions to working capital;

     o    the repurchase of outstanding common stock; and

     o    the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.


                         DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

     We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our "senior indebtedness," which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an "indenture" and collectively as the "indentures."

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to Morgan Stanley's negative pledge, which are included in the Senior Debt Indenture only, the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.

     We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices, or any combination of the above. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o classification as senior or subordinated debt securities and the specific designation;

     o    aggregate principal amount, purchase price and denomination;

     o currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     o    date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     o    whether interest will be payable in cash or payable in kind;

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     o    any applicable U.S. federal income tax consequences, including:

          o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes; and

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

     o any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Some Definitions

     We have defined some of the terms that we use frequently in this prospectus below:

     A "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for debt securities denominated in Australian dollars, in Sydney, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Depositary" means The Depository Trust Company, New York, New York.

     "Euro LIBOR debt securities" means LIBOR debt securities for which the index currency is euros.

     "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

     "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

     The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

     "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

     References in this prospectus to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America. References in this prospectus to "euro" and "(euro)" are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Interest and Principal Payments

     Payments, Exchanges and Transfers. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in the Borough of Manhattan, The City of New York, maintained by us for that purpose. However, holders of global debt securities may transfer and exchange global debt securities only in the manner and to the extent set forth under "Forms of Securities--Global Securities" below. On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under our senior indenture is JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under our subordinated indenture is J.P. Morgan Trust Company, National Association, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. We refer to each of JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association, each acting in this capacity for the respective debt securities, as the paying agent.

     We will not be required to:

     o register the transfer of or exchange any debt security if the holder has exercised the holder's right, if any, to require us to repurchase the debt security, in whole or in part, except the portion of the debt security not required to be repurchased;

     o register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

     o register the transfer of or exchange any registered debt security selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

     No service charge will be made for any registration or transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities.

     Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities" below.

     Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

     Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

     Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

     Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

     o by check mailed to the address of the person entitled to payment as shown on the debt security register; or

     o for a holder of at least $10,000,000 in aggregate principal amount of certificated debt securities of a series having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security.

     Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     o of the specified currency for U.S. dollars for settlement on the payment date;

     o in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

     o    at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

     These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

     Discount Debt Securities. Some debt securities may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these debt securities as "discount notes." See the discussion under "United States Federal Taxation--Tax Consequences to U.S. Holders--Discount Notes" below. In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities--Events of Default" below, the amount of principal due and payable on that debt security will be limited to:

     o the aggregate principal amount of the debt security multiplied by the sum of

          o its issue price, expressed as a percentage of the aggregate principal amount, plus

          o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the "initial period") is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under "United States Federal Taxation" below. See the applicable prospectus supplement for any special considerations applicable to these debt securities.

Fixed Rate Debt Securities

     Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

     How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

     How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "--If a Payment Date Is Not a Business Day."

     When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

     Amount of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

     If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

     Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

     Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

     Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

     o    the CD rate;

     o    the commercial paper rate;

     o    EURIBOR;

     o    the federal funds rate;

     o    the federal funds (open) rate;

     o    LIBOR;

     o    the prime rate;

     o    the Treasury rate;

     o    the CMT rate; or

     o any other rate or interest rate formula specified in the applicable prospectus supplement and in the floating rate debt security.

     Formula for Interest Rates. The interest rate on each floating rate debt security will be calculated by reference to:

     o    the specified base rate based on the index maturity;

     o    plus or minus the spread, if any; and/or

     o    multiplied by the spread multiplier, if any.

     For any floating rate debt security, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The "spread multiplier" is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security. The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

     Limitations on Interest Rate. A floating rate debt security may also have either or both of the following limitations on the interest rate:

     o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate"; and/or

     o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

     In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

     How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

     o for federal funds rate debt securities, federal funds (open) rate debt securities, and prime rate debt securities, the interest determination date will be on the business day prior to the interest rate reset date;

     o for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

     o for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day, as defined above under "--General Terms of Debt securities--Some Definitions," prior to the interest reset date;

     o for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

     o for Treasury rate debt security, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and

     o for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day.

     The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

     The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

     In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

     How Interest Is Calculated. Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "--If a Payment Date Is Not a Business Day."

     The applicable prospectus supplement will specify a calculation agent for any issue of floating rate debt securities. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate debt security. The calculation agent will notify the UK Listing Authority and/or the London Stock Exchange plc, in the case of debt securities admitted to listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc, and the paying agents of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

     For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

     o by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

     o by 365, in the case of LIBOR debt securities denominated in pounds sterling; or

     o by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

     All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

     When Interest Is Paid. We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

     If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rates

     CD Rate Debt Securities. CD rate debt securities will bear interest at the interest rates specified in the CD rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "CD rate" means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD rate cannot be determined as described above:

     o If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption "CDs (Secondary Market)."

     o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

     o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     Commercial Paper Rate Debt Securities. Commercial paper rate debt securities will bear interest at the interest rates specified in the commercial paper rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading "Commercial Paper--Nonfinancial."

     The following procedures will be followed if the commercial paper rate cannot be determined as described above:

     o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper--Nonfinancial."

     o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency.

     o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     The "money market yield" will be a yield calculated in accordance with the following formula:

                                                 D x 360
                      money market yield  =  ---------------  x  100
                                              360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     EURIBOR Debt Securities. EURIBOR debt securities will bear interest at the interest rates specified in the EURIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m., Brussels time.

     The following procedures will be followed if the rate cannot be determined as described above:

     o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

     o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     "Euro-zone" means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

     Federal Funds Rate Debt Securities. Federal funds rate debt securities will bear interest at the interest rates specified in the federal funds rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "federal funds rate" means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

     The following procedures will be followed if the federal funds rate cannot be determined as described above:

     o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Effective)."

     o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

     o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     Federal Funds (Open) Rate Debt Securities. Federal funds (open) rate debt securities will bear interest at the interest rates specified in the federal funds (open) rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "federal funds (open) rate" means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Open)" as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as Telerate Page 5.

     The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

     o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Open)."

     o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds (based on the federal funds (open) rate) prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

     o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     LIBOR Debt Securities. LIBOR debt securities will bear interest at the interest rates specified in the LIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The calculation agent will determine LIBOR for each interest determination date as follows:

     o    As of the interest determination date, LIBOR will be either:

          o if "LIBOR Reuters" is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

          o if "LIBOR Telerate" is specified in the applicable prospectus supplement, the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

     o If (i) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable prospectus supplement, or (ii) no rate appears and the applicable prospectus supplement specifies either (a) "LIBOR Telerate" or (b) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     The "index currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

     "Designated LIBOR Page" means either (i) if "LIBOR Reuters" is designated in the applicable prospectus supplement, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if "LIBOR Telerate" is designated in the applicable prospectus supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable prospectus supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

     Prime Rate Debt Securities. Prime rate debt securities will bear interest at the interest rates specified in the prime rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the prime rate cannot be determined as described above:

     o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

     o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

     o If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

     o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

     Treasury Rate Debt Securities. Treasury rate debt securities will bear interest at the interest rates specified in the Treasury rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.


     The "Treasury rate" means:

     o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57"; or

     o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

     o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

     o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

     o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

     o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

     o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                                         D x N
                           bond equivalent yield  =  ---------------  x  100
                                                      360 - (D x M)
where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     CMT Rate Debt Securities. CMT rate debt securities will bear interest at the interest rates specified in the CMT rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

     The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     o the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

     o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures will be followed if the CMT rate cannot be determined as described above:

     o If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     o If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     o If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include the agent or another affiliate of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     o If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

     o If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

     o If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

     "Designated CMT Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repurchase of Debt Securities

     Optional Redemption by Morgan Stanley. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities.

     Notice of Redemption. We will mail a notice of redemption to each holder or, in the case of global debt securities, to the Depositary, as holder of the global debt securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

     Optional Make-whole Redemption of Debt Securities. If specified in the applicable prospectus supplement, we may redeem any such debt securities in whole at any time or in part from time to time, at our option, at a make-whole redemption price equal to the greater of:

     o 100% of the principal amount of the debt securities to be redeemed, and

     o the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming, unless otherwise specified in the applicable prospectus supplement, a 360-day year consisting of twelve 30-day months) at the treasury rate, plus a spread as indicated in the applicable prospectus supplement, as calculated by the premium calculation agent (as defined below);

          plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

          "treasury rate" means, with respect to any redemption date:

     o the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

     o if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

     The treasury rate will be calculated on the third business day preceding the redemption date.

     We will mail a notice of redemption to the Depositary, as holder of the debt securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption in such notice, or within such other notice period as may be indicated in the applicable prospectus supplement. Unless we default on payment of the redemption price, interest will cease to accrue on the debt securities or portions thereof called for redemption on the applicable redemption date. If fewer than all of the debt securities of a particular series of debt securities are to be redeemed, the trustee will select, not more than 60 days (or such other indicated period) prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities of such series not previously called for redemption by such method as the trustee deems fair and appropriate.

     "premium calculation agent" means Morgan Stanley & Co. Incorporated, or if that firm is unwilling or unable to select the comparable treasury issue, an investment banking institution of national standing appointed by the trustee after consultation with us.

     "comparable treasury issue" means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term ("remaining life") of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities to be redeemed.

     "comparable treasury price" means, with respect to a redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the premium calculation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

     "reference treasury dealer" means (1) Morgan Stanley & Co. Incorporated and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer") we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with us.

     "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the premium calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     Because Morgan Stanley & Co. Incorporated is our affiliate, the economic interests of Morgan Stanley & Co. Incorporated may be adverse to your interests as an owner of the debt securities subject to our redemption, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event we redeem such debt securities before their maturity. Morgan Stanley & Co. Incorporated is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

     We will notify the relevant trustee of the redemption price promptly after the calculation thereof and such trustee will have no responsibility for calculating the redemption price.

     Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

     For us to repay a debt security, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

     o the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

     o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

     Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

     Special Requirements for Optional Repayment of Global Debt Securities. If a debt security is represented by a global debt security, the Depositary or the Depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

     Open Market Purchases by Morgan Stanley. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Indentures

     Debt securities that will be senior debt will be issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) and J.P. Morgan Trust Company, National Association, individually as a "trustee" and collectively as the "trustees."

Subordination Provisions

     Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that Morgan Stanley determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by Morgan Stanley in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to Morgan Stanley or its affiliates. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 1.01).

     The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 13.01).

     We currently have outstanding subordinated debt securities, which were issued under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago) as trustee, with terms and conditions substantially similar to those of the subordinated debt securities described in this prospectus. At August 31, 2005, there was $4 billion aggregate principal amount of such subordinated debt securities outstanding. Those subordinated debt securities contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the subordinated debt securities described in this prospectus. Accordingly, the outstanding amount of those subordinated debt securities could become due and payable by acceleration prior to the subordinated debt securities described in this prospectus.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities. The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

     o the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

     o the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,


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


without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

     For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (Senior Debt Indenture, Section 3.06).

     The Subordinated Debt Indenture does not include negative pledge provisions.

     Merger, Consolidation, Sale, Lease or Conveyance. Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Indentures, Section 9.01).

     Absence of Protections against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

     The indentures provide holders of debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

     o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any debt securities of that series;

     o default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default");

     o    events of bankruptcy, insolvency or reorganization; or

     o any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

     An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

     o    events of bankruptcy, insolvency or reorganization; or

     o any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

     Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under either indenture will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

     Acceleration of Debt Securities upon an Event of Default. The Senior Debt Indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Senior Debt Indenture, Section 5.01).

     The Subordinated Debt Indenture provides that:

     o if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Subordinated Debt Indenture, Section 5.01).

     Annulment of Acceleration and Waiver of Defaults. The Senior Debt Indenture provides that:

     In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Senior Debt Indenture, Section 5.01).

     Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Senior Debt Indenture, Section 5.10).

     The Subordinated Debt Indenture provides that:

     In some circumstances, if any and all defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Subordinated Debt Indenture, Section 5.01).

     Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Subordinated Debt Indenture, Section 5.10).

     Defaults. In the case of the Subordinated Debt Indenture, a default is defined, with respect to any series of debt securities issued under that indenture, as being:

     o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any debt securities of that series;

     o default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default" or "default");

     o    an event of default with respect such series of debt securities; or

     o any other default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.06).

     There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest. If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Subordinated Debt Indenture, Section 5.02). If any default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 5.04).

     Indemnification of Trustee for Actions Taken on Your Behalf. Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (Indentures, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indentures, Section 5.09).

     Limitation on Actions by You as an Individual Holder. Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

     o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indentures, Sections 5.06 and 5.09).

     Annual Certification. Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.05).

Discharge, Defeasance and Covenant Defeasance

     We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions. (Indentures, Section 10.01).

     Discharge of Indenture. If at any time we have:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the securities of such series, then the indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance."

     We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     o We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

     o We deliver to the relevant trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

          In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

     o    In the case of the Subordinated Debt Indenture:

          o no event or condition will exist that, under the provisions described under "--Subordination Provisions" above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

          o we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds. (Subordinated Debt Indenture, Section 10.01).

Modification of the Indentures

     Modification Without Consent of Holders. We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

     o    secure any debt securities;

     o    evidence the assumption by a successor corporation of our obligations;

     o    add covenants for the protection of the holders of debt securities;

     o    cure any ambiguity or correct any inconsistency;

     o    establish the forms or terms of debt securities of any series; or

     o evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

     Modification with Consent of Holders. We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

     o    extend the final maturity of the principal;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Morgan Stanley or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     o alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

     o impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

     o reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02).

     Modification of Subordination Provisions. We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Subordinated Debt Indenture, Section 8.06).

Replacement of Debt Securities

     At the expense of the holder, we may, in our discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, the paying agent, the registrar, in the case of registered debt securities, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered debt securities, and the applicable trustee may be required before a replacement debt security will be issued.

Concerning Our Relationship with the Trustees

     We and our subsidiaries maintain ordinary banking relationships and credit facilities with JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase
Bank), which is an affiliate of J.P. Morgan Trust Company, National Association.

Governing Law

     The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Predecessor Indentures

     From time to time we may reopen previous issuances of our debt securities issued pursuant to earlier predecessor indentures. Any such senior debt security reopening would be issued under an Amended and Restated Senior Indenture dated as of May 1, 1999 between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee. Any such subordinated debt security reopening would be issued under an Amended and Restated Subordinated Indenture dated as of May 1, 1999 between us and J.P. Morgan Trust Company, National Association, as successor in interest to The First National Bank of Chicago, as trustee. We call these indentures, as they may be supplemented from time to time, the "predecessor indentures."

     The predecessor indentures have terms identical to the terms of the indentures in all material respects; provided that the indentures also include the following provisions. The predecessor indentures include an event of default upon our failure to make any payment at maturity, including any applicable grace period, on other indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indentures. The predecessor indentures also include an event of default upon a default with respect to any other indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indenture. For purposes of the previous two sentences, indebtedness means obligations of, or guaranteed or assumed by, us, other than the debt securities, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to above ceases or is cured, waived, rescinded or annulled, then the event of default under the predecessor indentures caused by such default or acceleration will also be considered cured. The predecessor subordinated debenture also includes events of default upon our failure to pay either (i) any installment of interest upon any series of debt securities issued under such indenture when the same shall become due and payable, and continuance of such default for a period of 30 days or (ii) all or any part of principal of any series of debt securities issued under such indenture when the same shall become due and payable at maturity, upon any redemption, by declaration or otherwise.


                              DESCRIPTION OF UNITS

     Units will consist of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. The applicable prospectus supplement will also describe:

     o the designation and the terms of the units and of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

     o    any additional terms of the governing Unit Agreement;

     o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

     o    any applicable U.S. federal income tax consequences.


     The terms and conditions described under "Description of Debt Securities," "Description of Warrants," "Description of Purchase Contracts," "Description of Capital Stock--Offered Preferred Stock" and "Description of Capital Stock--Offered and Existing Common Stock" and those described below under "--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations" will apply to each unit and to any warrants, purchase contracts, shares of preferred stock, shares of common stock or debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

     We will issue the units under one or more Unit Agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Units that include purchase contracts that are all pre-paid purchase contracts, as defined below under "Description of Purchase Contracts," will be governed by one or more Unit Agreements designed for units where the holders do not have any further obligations under the purchase contracts, each referred to as a Unit Agreement Without Holders' Obligations. We have filed the forms of Unit Agreement and Unit Agreement Without Holders' Obligations as exhibits to the registration statement. Although we have described below the material provisions of the Unit Agreement, the Unit Agreement Without Holders' Obligations and the units, these descriptions are not complete, and you should review the detailed provisions of the Unit Agreement and Unit Agreement Without Holders' Obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

     Obligations of Unit Holder. Under the terms of the Unit Agreement, each owner of a unit:

     o    consents to and agrees to be bound by the terms of the Unit Agreement;

     o appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts, which require no further performance by the owner; and

     o irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract issued pursuant to an indenture, included in the unit in which that owner has an interest.

     Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the Unit Agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the Unit Agreement.

     Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

     Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

     o in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

     o in the case of a failure by Morgan Stanley to observe or perform any of its obligations under the Unit Agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

          o owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the Unit Agreement and (b) offered the unit agent reasonable indemnity;

          o the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

          o the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under "Description of Purchase Contracts" below.

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Unit Agreement limit our ability to pledge some of these securities. The Unit Agreement provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Unit Agreement on:

          (1) the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

          (2) the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement will be secured equally and ratably with indebtedness so secured.

     For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

     Absence of Protections Against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the Unit Agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.

     Modification Without Consent of Holders. We and the unit agent may amend or supplement the Unit Agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders:

     o    to evidence the assumption by a successor of our covenants;

     o to evidence the acceptance of appointment by a successor agent or collateral agent;

     o    to add covenants for the protection of the holders of the units;

     o to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act or the Investment Company Act of 1940, as amended;

     o    to cure any ambiguity;

     o    to correct or supplement any defective or inconsistent provision; or

     o in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the Unit Agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

     o impair the right to institute suit for the enforcement of any purchase contract;

     o materially adversely affect the holders' rights and obligations under any purchase contract;

     o reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement relating to those purchase contracts or for the waiver of any defaults under the Unit Agreement relating to those purchase contracts;

     o materially adversely affect the holders' units or the terms of the Unit Agreement (other than terms related to the first three clauses above); or

     o reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement (other than terms related to the first three clauses above).

     Modifications of any debt securities or pre-paid purchase contracts issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities--Modification of the Indentures." Modifications of any warrants included in units may only be made in accordance with the terms of the warrant agreement as described under "Description of Warrants--Significant Provisions of the Warrant Agreement."

     Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the Unit Agreement; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to us.

     Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

     The Unit Agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

     o during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by Morgan Stanley with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

     o if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by Morgan Stanley; or

     o at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

     Unit Agreement Not Qualified Under Trust Indenture Act. The Unit Agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts issued pursuant to an indenture, will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities or pre-paid purchase contracts issued under an indenture that are issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The Unit Agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Significant Provisions of the Unit Agreement Without Holders' Obligations

     Remedies. The unit agent will act solely as our agent in connection with the units governed by the Unit Agreement Without Holders' Obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the Unit Agreement Without Holders' Obligations. However, the holders of units or interests in those units may only enforce their rights under any pre-paid purchase contracts issued pursuant to an indenture and any debt securities or under any warrants issued as parts of those units in accordance with the terms of the applicable indenture and the warrant agreement.

     Modification. We and the unit agent may amend the Unit Agreement Without Holders' Obligations without the consent of the holders:

     o    to cure any ambiguity;

     o to cure, correct or supplement any defective or inconsistent provision in the agreement; or

     o in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

     We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the Unit Agreement Without Holders' Obligations. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

     o materially and adversely affect the exercise rights of the affected holders; or

     o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the Unit Agreement Without Holders' Obligations.

     Any debt securities and pre-paid purchase contracts issued pursuant to an indenture that are issued as part of units governed by the Unit Agreement Without Holders' Obligations may be modified only in accordance with the applicable indenture, as described above under "Description of Debt Securities--Modification of the Indentures." Any warrants issued as part of units may be modified only in accordance with the terms of the warrant agreement as described in "Description of Warrants--Significant Provisions of the Warrant Agreement."

     Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement Without Holders' Obligations provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the Unit Agreement Without Holders' Obligations; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders' Obligations applicable to us.

     Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The Unit Agreement Without Holders' Obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

                             DESCRIPTION OF WARRANTS

Offered Warrants

     We may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants' expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

     We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

     o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

     o    currencies;

     o    commodities; or

     o    any combination of the above.

     We refer to the property in the above clauses as "warrant property." We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities, commodities or other property, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

     The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

     o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     o    the currency with which the warrants may be purchased;

     o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

     o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     o if applicable, the date on and after which the warrants and the related securities will be separately transferable;

     o whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

     o the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

     o the price at which and the currency with which the underlying securities, currencies, commodities or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

     o whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the warrants or both and the method of exercising the warrants;

     o whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, other property or combination thereof;

     o    any applicable U.S. federal income tax consequences;

     o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

     o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

     o whether the warrants are to be sold separately or with other securities as part of units; and

     o    any other terms of the warrants.

Significant Provisions of the Warrant Agreement

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The form of warrant agreement is filed as an exhibit to the registration statement. The following summaries of significant provisions of the warrant agreement and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the warrant agreement for a full description and for other information regarding the warrants.

     Modifications Without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders:

     o    to cure any ambiguity;

     o to cure, correct or supplement any defective or inconsistent provision;

     o to establish the forms or terms of warrant certificates or warrants of any series;

     o    to evidence the acceptance of appointment by a successor agent; or

     o in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

     o    change the exercise price of the warrants;

     o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

     o    shorten the period of time during which the warrants may be exercised;

     o materially and adversely affect the rights of the owners of the warrants; or

     o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

     Merger, Consolidation, Sale or Other Disposition. If at any time we merge or consolidate with, or transfer substantially all of our assets to, another entity, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.

     Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

     Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

     New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.


                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of:

     o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

     o    currencies;

     o    commodities; or

     o    any combination of the above.

     We refer to this property in the above clauses as "purchase contract property."

     Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Pre-Paid Purchase Contracts

     Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as "pre-paid purchase contracts." In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of ours. Accordingly, pre-paid purchase contracts may be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

     Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a Unit Agreement Without Holders' Obligations. See "Description of
Units--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations." The applicable prospectus supplement will specify the following:

     o whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

     o whether and when a purchase contract issued as part of a unit may be separated from the other securities or property constituting part of that unit prior to the purchase contract's settlement date;

     o the methods by which the holders may purchase or sell the purchase contract property;

     o any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

     o whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

     Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders' obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

     Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the "pledge," to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders' right, title and interest in and to:

     o any common stock, preferred stock, debt securities, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "pledged items";

     o all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

     o all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

     o all powers and rights owned or thereafter acquired under or with respect to the pledged items.

     The pledge constitutes collateral security for the performance when due by each holder of its obligations under the Unit Agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the Unit Agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the Unit under the related purchase contract.

     Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder's purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or Morgan Stanley may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.


                          DESCRIPTION OF CAPITAL STOCK

     As of the date of this prospectus, Morgan Stanley's authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

     The rights of holders of preferred stock or common stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future. Under some circumstances, alone or in combination with certain provisions of our certificate of incorporation and/or with the provisions of our rights agreement, described below under "--Additional Provisions of Morgan Stanley's Certificate of Incorporation and Bylaws," respectively, our issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

     The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued. The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

Outstanding Capital Stock

     Outstanding Common Stock. As of November 30, 2005, there were approximately 1,057,677,994 shares of our common stock outstanding.

     Outstanding Preferred Stock. As of November 30, 2005, there were no shares of our preferred stock outstanding.

     Cumulative Preferred Stock Issuable under the Capital Units. In addition, we and our wholly owned subsidiary Morgan Stanley Finance plc have outstanding Capital Units. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc, which we guaranteed on a subordinated basis, and a related purchase contract we issued that requires the holder to purchase one depositary share representing ownership of multiple shares of our preferred stock. The Capital Units outstanding on November 30, 2005 may result in the issuance at any time of up to 329,050 shares of our 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share, which we refer to as the Capital Units Cumulative Preferred Stock.

     The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by our certificate of incorporation and by the Certificates of Designation of Preferences and Rights for the Capital Units Cumulative Preferred Stock.

Offered and Existing Common Stock

     Our Board of Directors has authorized the issuance of shares of common stock and has authorized a committee of the Board of Directors to establish the price and other terms and conditions of any offering which will be described in the applicable prospectus supplement. The shares of offered common stock, when issued and sold, will be fully paid and nonassessable.

     Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered common stock. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered common stock:

     o    number of shares to be offered;

     o    offering price or prices;

     o any other relevant terms of the offered common stock that the Board of Directors or the committee establishes, including any restrictions on the transfer or resale of the offered common stock; and

     o    any additional terms of the offering.

     Voting Rights. Each holder of our common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of our common stock will possess all voting power. The Board of Directors is currently divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Beginning with the 2006 annual meeting of stockholders, directors elected to succeed those directors whose class's term then expires will be elected by a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The classification of the Board of Directors will then cease altogether at the 2008 annual meeting of stockholders. Because our certificate of incorporation does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which we refer to as the "voting stock," represented at a meeting will be able to elect all the directors standing for election at the meeting.

     Dividends. The holders of our common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including, if issued, the Capital Units Cumulative Preferred Stock.

     Liquidation Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including, if issued, the Capital Units Cumulative Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of our common stock.

     Because Morgan Stanley is a holding company, our rights and the rights of holders of our capital stock, including the holders of our common stock, to participate in the distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

     Agents and Registrar for Offered and Existing Common Stock. The transfer agent and registrar for the common stock is Mellon Investor Services L.L.C.

Offered Preferred Stock

     Our Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

     Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered preferred stock. The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement. The terms of particular series of offered preferred stock may differ, among other things, in:

     o    designation;

     o    number of shares that constitute the series;

     o    dividend rate, or the method of calculating the dividend rate;

     o    dividend periods, or the method of calculating the dividend periods;

     o redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to redemption at our option;

     o    voting rights;

     o    preferences and rights upon liquidation or winding up;

     o whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

     o for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

     o whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

     o the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

     We have summarized below the material provisions of a certificate of designation authorizing the issuance of a series of offered preferred stock. These summaries are not complete and each investor should refer to the form of certificate of designation which has been filed as an exhibit to the registration statement and to our certificate of incorporation for a complete description of the terms and definitions. The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

     Rank. Each series of offered preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

     o junior to any series of our capital stock expressly stated to be senior to that series of offered preferred stock;

     o senior to our common stock and any class of our capital stock expressly stated to be junior to that series of offered preferred stock; and

     o on a parity with each other series of offered preferred stock and all other classes of our capital stock.

     The offered preferred stock will rank, as to payment of dividends and amounts payable on liquidation, on a parity with the Capital Units Cumulative Preferred Stock, if issued.

     Dividends. If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of offered preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The Board of Directors or the committee will fix a record date for the payment of dividends not more than 60 or less than 10 days preceding the dividend payment date. We will pay dividends on the offered preferred stock to the holders of record on that record date. Dividends will be cumulative from the date of original issue of the series. A series of offered preferred stock will be junior as to payment of dividends to any series of preferred stock that may be issued in the future that is expressly stated to be senior as to payment of dividends to that series of offered preferred stock.

If at any time we have failed to pay accrued dividends on any of those senior shares when payable, we may not pay any dividend on that series of offered preferred stock or redeem or otherwise repurchase any shares of that series until we have paid or set aside for payment the full amount of the accumulated but unpaid dividends on the senior shares.

     We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the offered preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of offered preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock. We must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on that parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the offered preferred stock preceding the dividend payment date for that parity stock, on the other hand.

     Except as described above, unless we have paid the full cumulative dividends on the outstanding shares of offered preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior or on parity with the offered preferred stock as to dividend payments:

     o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

     o    make other distributions;

     o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

     o make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Preferred stock on a parity with offered preferred stock currently would include the Capital Units Cumulative Preferred Stock, if issued.

     The provisions of the immediately preceding paragraph will not prevent us from applying any monies previously deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared and set aside for payment full cumulative dividends upon shares of the offered preferred stock outstanding on the last dividend payment date for any series of offered preferred stock. The provisions of the immediately preceding paragraph also do not restrict the ability of a holder of any junior or parity preferred stock or common stock to convert those securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the offered preferred stock as to dividend payments.

     We will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360-day year of twelve 30-day months, unless otherwise indicated in the prospectus supplement. Accrued but unpaid dividends will not bear interest.

     Redemption. The prospectus supplement will indicate whether, and on what terms, shares of any series of offered preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the offered preferred stock. We will effect any optional redemption upon not less than 30 days' notice at a redemption price of not less than the stated value per share of the applicable series of offered preferred stock plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption. If we have not paid full cumulative dividends on all outstanding shares of offered preferred stock, we may not redeem the offered preferred stock in part and we may not purchase or acquire any shares of offered preferred stock, otherwise than by a purchase or exchange offer made on the same terms to all holders of the offered preferred stock. If fewer than all the outstanding shares of a series of offered preferred stock are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of offered preferred stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of offered preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

     o any class or series of capital stock ranking junior to the offered preferred stock as to rights upon liquidation, dissolution or winding up; or

     o    our common stock.

However, holders of the shares of offered preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger of Morgan Stanley with or into another corporation nor a merger of another corporation with or into Morgan Stanley nor a sale or transfer of all or part of Morgan Stanley's assets for cash or securities will be considered a liquidation, dissolution or winding up of Morgan Stanley.

     If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the offered preferred stock and any other preferred stock ranking on parity with the offered preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the offered preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the offered preferred stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

     Voting Rights. Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the offered preferred stock will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the shares of offered preferred stock or any other stock ranking on a parity with the offered preferred stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of offered preferred stock, voting separately as a class with holders of one or more other classes or series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the offered preferred stock or the other class or series of stock having similar voting rights, as applicable. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors. Each holder of shares of the offered preferred stock will have one vote for each share of offered preferred stock held.

     So long as any shares of the offered preferred stock remain outstanding, we will not, without the consent of the holders of at least two thirds of the shares of offered preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

     o issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding offered preferred stock as to dividends or upon liquidation; or

     o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding offered preferred stock or its holders.

Holders of the offered preferred stock will vote separately as a class with all other series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that have been conferred and are exercisable. For purposes of the preceding sentences, any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the offered preferred stock as to dividends and upon liquidation will not be considered to materially and adversely affect those powers, preferences or special rights.

     Agents and Registrar for Offered Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be The Bank of New York.

Depositary Shares

     We may, at our option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

     The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents, as we have explained under the heading "Where You Can Find More Information" in the Summary.

     The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, The Bank of New York, as depositary, which we refer to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock. Immediately following the issuance of shares of a series of offered preferred stock, we will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

     Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

     If we make a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

     The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

     Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

     Voting the Offered Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

     Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock. If we redeem shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

     Amendment and Termination of the Deposit Agreement. We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under "--Withdrawal of Stock," to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. We may terminate the deposit agreement at any time with at least 60 days' prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

     Charges of Preferred Stock Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

     Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of our certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

     Corporate Trust Office of Preferred Stock Depositary. The Preferred Stock Depositary's corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

     Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     Reports to Holders. We will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

     Inspection by Holders. Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

Capital Units Cumulative Preferred Stock

     Rank. The Capital Units Cumulative Preferred Stock, if issued, will rank on a parity with the offered preferred stock, and rank prior to the common stock as to payment of dividends and amounts payable on liquidation. The shares of Capital Units Cumulative Preferred Stock will not be convertible into common stock of Morgan Stanley and will have no preemptive rights.

     Dividends. Holders of the Capital Units Cumulative Preferred Stock, if issued, are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cumulative cash dividends payable quarterly at the rate of 8.03% per year.

     The Capital Units Cumulative Preferred Stock, if issued, will be junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Capital Units Cumulative Preferred Stock. If at any time we have failed to pay accrued dividends on any of those senior shares at the time they are payable, we may not pay any dividend on any issued Capital Units Cumulative Preferred Stock or redeem or otherwise repurchase any shares of Capital Units Cumulative Preferred Stock until we have paid in full, or set aside dividends for payment, the accumulated but unpaid dividends on those senior shares.

     We will not declare or pay or set aside for payment dividends on any preferred stock ranking on a parity as to payment of dividends with the Capital Units Cumulative Preferred Stock unless we also declare or pay or set aside for payment dividends on any outstanding shares of Capital Units Cumulative Preferred Stock for all dividend payment periods ending on or before the dividend payment date of any parity stock. We must declare, pay or set aside for payment any amounts on any issued Capital Units Cumulative Preferred Stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on any parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the Capital Units Cumulative Preferred Stock next preceding the dividend payment date, on the other hand.

     Except as described above, unless we have paid the full cumulative dividends on any outstanding shares of Capital Units Cumulative Preferred Stock, we may not with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior to or on a parity with the Capital Units Cumulative Preferred Stock as to dividend payments:

     o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

     o    make other distributions;

     o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

     o make any payment to or available for a sinking fund for redemption of our common stock or junior preferred stock.

     The provisions of the immediately preceding paragraph do not apply to any monies we deposit in any sinking fund with respect to any preferred stock in compliance with the provisions of that sinking fund. We may apply monies so deposited to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared or set aside for payment full cumulative dividends upon any issued shares of the Capital Units Cumulative Preferred Stock. The provisions of the immediately preceding paragraph also do not restrict the ability of the holder of any junior or parity preferred stock or common stock to convert their securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the Capital Units Cumulative Preferred Stock as to dividend payments.

     Redemption. The Capital Units Cumulative Preferred Stock, if issued, will not be subject to any mandatory redemption or sinking fund provision and will not be redeemable prior to February 28, 2007, except that under some circumstances it may be redeemed prior to that date at specified prices.

     On or after February 28, 2007, the Capital Units Cumulative Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days' notice, at specified prices during specified periods following the indicated date, plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Capital Units Cumulative Preferred Stock will be entitled to receive liquidating distributions in the amount of $200.00 per share plus accrued and accumulated but unpaid dividends to the date of final distribution before any distribution is made to holders of

     o any class or series of capital stock ranking junior to the Capital Units Cumulative Preferred Stock, as to rights upon liquidation, dissolution or winding up; and

     o    common stock.

However, the holders of the shares of Capital Units Cumulative Preferred Stock will not be entitled to receive the liquidation price of these shares until the liquidation preference of any other shares of Morgan Stanley's capital stock ranking senior as to rights upon liquidation, dissolution or winding up will have been paid in full or a sum set aside therefor sufficient to provide for payment in full.

     If upon any liquidation, dissolution or winding up of Morgan Stanley, the amounts payable with respect to any issued Capital Units Cumulative Preferred Stock and any other preferred stock ranking on parity as to rights upon liquidation, dissolution or winding up are not paid in full, the holders of the Capital Units Cumulative Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Capital Units Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

     Voting Rights. Holders of Capital Units Cumulative Preferred Stock, if issued, will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the Capital Units Cumulative Preferred Stock or any other class or series of stock ranking on a parity with the Capital Units Cumulative Preferred Stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of Capital Units Cumulative Preferred Stock, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the Capital Units Cumulative Preferred Stock or the other class or series of stock having similar voting rights, as applicable. At elections of such directors, each holder of shares of Capital Units Cumulative Preferred Stock will have one vote for each share of Capital Units Cumulative Preferred Stock held. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors.

     So long as any shares of Capital Units Cumulative Preferred Stock are outstanding, we will not, without the consent of the holders of at least two thirds of the shares of Capital Units Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

     o issue or increase the authorized amount of any class or series of stock ranking prior to the Capital Units Cumulative Preferred Stock as to dividends or upon liquidation; or

     o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation relating to the Capital Units Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the Capital Units Cumulative Preferred Stock or its holders.

For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the Capital Units Cumulative Preferred Stock as to dividends and upon liquidation will not be deemed to materially and adversely affect those powers, preferences or special rights.

     Transfer Agent for Capital Units Cumulative Preferred Stock. The transfer agent and registrar for the Capital Units Cumulative Preferred Stock is The Bank of New York.

Additional Provisions of Morgan Stanley's Certificate of Incorporation and
Bylaws

     Size of the Board of Directors, Removal of Directors and Filling Vacancies on the Board of Directors. Our Board of Directors currently consists of nine directors. The Board of Directors is currently divided into three classes. At each annual meeting of stockholders ending with the annual meeting of stockholders in 2005, a class of directors is elected, for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Beginning with the 2006 annual meeting of stockholders, directors elected to succeed those directors whose class's term then expires will be elected by a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The classification of the Board of Directors will then cease altogether at the 2008 annual meeting of stockholders and all directors will be elected annually. Under our amended and restated bylaws, a majority vote of the Board of Directors may increase or decrease the number of directors. However, the bylaws provide that the Board shall consist of not less than three nor more than fifteen members. Our certificate of incorporation also provides that directors may be removed with the approval of the holders of at least 80% of the voting power of the voting stock, voting together as a single class, and, prior to the 2008 annual meeting of stockholders, only for cause. Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office though less than a quorum, and those newly elected directors will serve for a term expiring (i) in the case of directors chosen prior to the 2008 annual meeting of stockholders, at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and (ii) in the case of directors chosen subsequent to the 2008 annual meeting of stockholders, at the next annual meeting of stockholders. The Board of Directors has adopted several charter amendments, which, subject to shareholder approval, will eliminate the requirement that the directors be elected by plurality vote, accelerate the "de-staggering" of the Board of Directors so that classification will cease altogether at the 2006 annual meeting and eliminate the super majority vote requirement to remove directors.

     Limitations on Actions by Stockholders; Calling Special Meetings of Stockholders. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting. Our bylaws provide that special meetings of the stockholders may be called at any time only by the Secretary of Morgan Stanley at the direction of and pursuant to a resolution of the Board of Directors.

     Amendment of Governing Documents. Our certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware. Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to our certificate of incorporation. However, our certificate of incorporation also provides that the approval of 80% of the voting power of the voting stock, voting together as a single class, is required in order to amend, repeal or adopt any provision inconsistent with the provisions in the certificate of incorporation relating to amendment of the bylaws, actions of stockholders and the Board of Directors and to change the provisions establishing this 80% vote requirement.

     Our certificate of incorporation provides that our bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley, voting together as a single class. Furthermore, the bylaws provide that they may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley.

     Limitation of Directors' Liability. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Under our certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

                               FORMS OF SECURITIES

     Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "--Global Securities."


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


     Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities. Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

     Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

     References to "you" in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or bearers or only indirect owners of beneficial interests in those securities.

Global Securities

     Registered Global Securities. We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     We anticipate that the provisions described under "--The Depositary" below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear operator and Clearstream, Luxembourg, or with a nominee for the depositary identified in the prospectus supplement relating to those securities.

     The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

     In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

     o they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and


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o        they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless Morgan Stanley has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     o    is owned by a person that is not a United States person;

     o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through the certification date, and in the case of either (a) or (b) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that Morgan Stanley may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

     o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer securities only outside the United States and its possessions (as described in Treasury Regulations Section
1.163-5(c)(2)(v)) except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

     As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units. As used herein, "United States person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

     The form of the warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.


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The Depositary

     The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as the Euroclear operator and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

     Purchases of the securities under the Depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

     To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary's procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

     Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary's practice is to credit direct participants' accounts upon the Depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     The Depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the Depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the Depositary's instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

     According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The information in this section concerning the Depositary and Depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

           SECURITIES OFFERED ON A GLOBAL BASIS THROUGH THE DEPOSITARY

     If we offer any of the securities on a global basis through the Depositary, we will so specify in the applicable prospectus supplement. The additional information contained in this section under "--Book-Entry, Delivery and Form" and "--Global Clearance and Settlement Procedures" will apply to every offering on a global basis through the Depositary. The additional provisions described under "--Tax Redemption" and "--Payment of Additional Amounts" will apply to securities offered on a global basis through the Depositary only if we so specify in the applicable prospectus supplement.

Book-Entry, Delivery and Form

     The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of the Depositary, and registered in the name of Cede & Co. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, as described above. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.


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


     Clearstream, Luxembourg advises that distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

     The Euroclear operator advises that distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

     The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

     Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

     Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

Global Clearance and Settlement Procedures

     Initial settlement for the securities offered on a global basis through the Depositary will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.


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


     Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

     Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Tax Redemption

     If specified in the applicable prospectus supplement, we may redeem, in whole but not in part, any of the securities offered on a global basis through the Depositary at our option at any time prior to maturity, upon the giving of a notice of tax redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, except as otherwise specified in the applicable prospectus supplement, together with accrued interest to the date fixed for redemption, if we determine that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the date of the applicable prospectus supplement, we have or will become obligated to pay additional amounts, as defined below under "--Payment of Additional Amounts", with respect to any of those securities as described below under "--Payment of Additional Amounts." Prior to the giving of any notice of tax redemption pursuant to this paragraph, we will deliver to the trustee:

     o a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

     o an opinion of independent legal counsel satisfactory to the trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

     Notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with "--Notices" below.

Payment of Additional Amounts

     If specified in the applicable prospectus supplement, we will, with respect to any of the securities offered on a global basis through the Depositary and subject to certain exceptions and limitations set forth below, pay any additional amounts, the "additional amounts," to the beneficial owner of any security who is a U.S. Alien (as defined below) as may be necessary in order that every net payment of the principal of and interest on such security and any other amounts payable on such security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of the payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in such security to be then due and payable.


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


     We will not, however, make any payment of additional amounts to any beneficial owner who is a U.S. Alien (as defined below) for or on account of:

     o any present or future tax, assessment or other governmental charge that would not have been so imposed but for

          o the existence of any present or former connection between the beneficial owner of such security, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

          o the presentation by or on behalf of the beneficial owner of such security for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such security is duly provided for, whichever occurs later;

     o any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge imposed by reason of the beneficial owner's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such security;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, such security, if payment can be made without withholding by at least one other paying agent;

     o any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such security, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

     o any tax, assessment or other governmental charge imposed by reason of the beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as a direct or indirect subsidiary of ours; or

     o    any combination of the items listed above.

In addition, we will not be required to make any payment of additional amounts with respect to any security presented for payment:

     o where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or

     o by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a member state of the European Union.

Nor will we pay additional amounts with respect to any payment on a security to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by


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


the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner held its interest in such security directly.

     As used in this prospectus supplement, the term "U.S. Alien" means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Notices

     Notices to holders of the securities will be given by mailing the notices to each holder by first-class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

                         UNITED STATES FEDERAL TAXATION

     In the opinion of Davis Polk & Wardwell, counsel to us, the following are the material U.S. federal tax consequences of ownership and disposition of debt securities issued under this prospectus ("debt securities"). This discussion only applies to initial investors in debt securities who, for U.S. federal income tax purposes:

     o    purchase the debt securities at their "issue price"; and

     o    will hold the debt securities as capital assets within the meaning of
          Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     Subject to any additional discussions under the applicable prospectus supplement or pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes:

     o    the debt securities will be treated as debt obligations; and

     o the issue price of a debt security is equal to its stated issue price indicated in the applicable pricing supplement.

         This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of debt securities are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement and pricing supplement. Accordingly, you should also consult the applicable prospectus supplement and pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities offered thereunder.

     This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

     o    certain financial institutions;

     o    insurance companies;

     o    dealers in securities or foreign currencies;


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


     o persons holding debt securities as part of a hedge or any similar transaction;

     o U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

     o    regulated investment companies;

     o    real estate investment trusts; or

     o    persons subject to the alternative minimum tax.

 Tax Consequences to U.S. Holders

     As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a debt security that is:

     o    a citizen or resident of the United States;

     o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     The term U.S. Holder also includes certain former citizens and residents of the United States.

     Payments of Stated Interest. Subject to the discussion below, interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

     Discount Notes. A debt security that is issued at an issue price less than its "stated redemption price at maturity" will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a "discount note") unless the debt security satisfies a de minimis threshold (as described below) or is a short-term note (as defined below). In such case, the amount of original issue discount will be equal to the excess of the "stated redemption price at maturity" over the issue price. The "stated redemption price at maturity" of a debt security will equal the sum of all payments required under the debt security other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:

     o a single fixed rate of interest payable throughout the term of the debt security;

     o a single variable rate payable throughout the term of the debt security; or

     o to the extent described as such in the applicable prospectus supplement or pricing supplement, any other floating rate or rates.

     If the difference between a debt security's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount.

     A U.S. Holder of discount notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for U.S. federal income tax purposes. Subject to the discussion below concerning "short-term notes," U.S. Holders of discount notes will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.


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     A U.S. Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, and unstated interest, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election"). Such election may be revoked only with the permission of the Internal Revenue Service (the "IRS").

     Discount Notes Subject to Early Redemption. Discount notes subject to one or more "call options" (i.e., our unconditional option to redeem a debt security prior to its stated maturity date) or one or more "put options" (i.e., a holder's unconditional option to require redemption prior to maturity) may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security. Under applicable Treasury regulations, a call option will be presumed to be exercised if the exercise of the option will lower the yield on the debt security. Conversely, a put option will be presumed to be exercised if the exercise of the option will increase the yield on the debt security. In either case, if this option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security's adjusted issue price on that date.

     Short-Term Notes. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes, in an amount not exceeding the accrued discount, until the accrued discount is included in income.

     Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder's income with respect to the debt security in that accrual period. A holder who elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

     If a holder makes a constant yield election (as described under "Discount Notes" above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

     Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under "Payments of Stated Interest" above.

     A U.S. Holder's adjusted tax basis in a debt security will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the holder with respect to


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the debt security and reduced by any principal payments received by the holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

     Subject to the discussion above concerning "short-term notes," gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year.

     Backup Withholding and Information Reporting. Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

     As used herein, the term "Non-U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a debt security issued under this prospectus that is:

     o    an individual who is classified as a nonresident alien;

     o    a foreign corporation; or

     o    a foreign estate or trust.

     "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a debt security.

     A Non-U.S. Holder will not be subject to U.S. federal income tax, including withholding tax, on payments of principal or premium, if any, or interest (including original issue discount) on a debt security, or proceeds from or gain on the sale or disposition of a debt security, provided that:

     o the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

     o the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

     o the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and

     o the certification requirement has been fulfilled with respect to the beneficial owner, as described below.

     Certification Requirement. In the case of a debt security, the certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of that debt security (or a financial institution holding a debt security on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

     United States Federal Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a debt security that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the


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W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).

     Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal estate tax consequences of an investment in the debt securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

     Backup Withholding and Information Reporting. Information returns will generally be filed with the IRS in connection with payments on debt securities. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a debt security and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on debt securities or on the proceeds from a sale or other disposition of debt securities. The certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus in three ways:
(1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters, or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours. We may sell our shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for us.

     We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent--in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these


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securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSIL and MSDWI, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

     If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Each underwriter, agent or dealer participating in the offering of the securities will represent and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable prospectus supplement or this prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the underwriter's, agent's or dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

     With respect to sales of securities in any jurisdictions outside of the United States, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable prospectus supplement.


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     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSIL and MSDWI are wholly owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSIL, MSDWI and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales MS & Co. and MSDWI may make. MS & Co., MSIL, MSDWI and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSIL, MSDWI and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSIL, MSDWI or any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

     Underwriters, agents and dealers participating in offerings of the securities that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

     In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the "Department") at the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                  LEGAL MATTERS

     The validity of these securities will be passed upon for Morgan Stanley by Davis Polk & Wardwell, or other counsel who is satisfactory to MS & Co., MSIL or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Sidley Austin LLP, will pass upon some legal matters relating to these securities for the underwriters. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

                                     EXPERTS

     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 30, 2004 and 2003 and for each of the three fiscal years in the period ended November 30, 2004, and management's report on the effectiveness of internal control over financial reporting, which are incorporated in this prospectus by reference to Exhibit No.
99.1 of Morgan Stanley's Current Report on Form 8-K filed October 12, 2005,
Schedule I of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed on February 11, 2005 ("2004 Form 10-K") and Item 9A of the 2004 Form 10-K, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, an amendment of FASB Statement No. 123, in 2003, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing).


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     With respect to the unaudited interim financial information for the periods ended February 28, 2005 and February 29, 2004, May 31, 2005 and May 31, 2004 and August 31, 2005 and August 31, 2004, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public
Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Morgan Stanley's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005 and in Exhibit Nos. 99.2 and 99.3 of Morgan Stanley's Current Report on Form 8-K filed October 12, 2005, and incorporated by reference herein, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not reports or a part of the registration statement prepared or certified by an accountant within the meaning of Sections
7 and 11 of the Securities Act.

             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which we refer to as a "plan," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

     In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and MSDWI, may be each considered "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also "plans"). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not


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prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

     Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

     Purchasers of these securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.






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                                 Morgan Stanley